UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2014, Jazz Technologies, Inc. notified the holders of its approximately $45 million of outstanding 8% coupon Senior Notes originally due June 2015 (the “Notes”) of its election to early redeem on January 7, 2015 all of the outstanding Notes, as permitted by the terms of the Indenture dated July 15, 2010 governing the Notes.  In accordance with the indenture, the redemption price will be equal to 102.00% of the outstanding principal amount, together with accrued and unpaid interest thereon to but excluding January 7, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Technologies, Inc.

Dated: December 8, 2014	By:	/s/ Ronit Vardi
Ronit Vardi
Chief Financial Officer

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